Exhibit 99.1

Oceaneering Reports Third Quarter 2023 Results

HOUSTON, October 25, 2023 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported net income of $29.8 million, or $0.29 per share, on revenue of $635 million for the three months ended September 30, 2023. Adjusted net income was $38.5 million, or $0.38 per share, reflecting the impact of $(0.9) million of pre-tax adjustments associated with foreign exchange gains recognized during the quarter, $0.6 million tax effect on adjustments associated with foreign exchange gains and $9.0 million of discrete tax adjustments, primarily due to changes in valuation allowances, uncertain tax positions and prior year estimates.

During the prior quarter ended June 30, 2023, Oceaneering reported net income of $19.0 million, or $0.19 per share, on revenue of $598 million. Adjusted net income was $18.7 million, or $0.18 per share, reflecting the impact of $4.8 million of pre-tax adjustments associated with foreign exchange losses recognized during the quarter, $(2.3) million tax effect on adjustments associated with foreign exchange losses and $(2.8) million of discrete tax adjustments, primarily due to changes in valuation allowances and uncertain tax positions.

Adjusted net income (loss) and earnings (loss) per share; EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins); and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and Adjusted EBITDA and Margins, Free Cash Flow, 2023 and 2024 Adjusted EBITDA and 2023 Free Cash Flow Estimates, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	For the Three Months Ended			For the Nine Months Ended
	Sep 30,		Jun 30,	Sep 30,

	2023	2022	2023	2023	2022

Revenue	$635,180	$559,671	$597,910	$1,770,077	$1,529,861
Gross Margin	114,697	95,754	101,080	293,342	217,275
Income (Loss) from Operations	57,929	46,875	49,199	133,878	68,686
Net Income (Loss)	29,812	18,303	19,002	52,874	2,813

Diluted Earnings (Loss) Per Share	$0.29	$0.18	$0.19	$0.52	$0.03

For the third quarter of 2023:
•Net income was $29.8 million and consolidated adjusted EBITDA was $84.1 million
•Consolidated operating income was $57.9 million
•Cash position increased by $52.4 million, from $504 million to $556 million

As of September 30, 2023:
•Remotely Operated Vehicles (ROV): fleet count was 250; Q3 utilization was 69%; and Q3 average revenue per day on hire was $9,372
•Manufactured Products backlog was $556 million

Revised full year 2023 guidance:
•Net income in the range of $75 million to $90 million
•Consolidated adjusted EBITDA in the range of $275 million to $295 million
•Free cash flow generation in the range of $90 million to $130 million
•Capital expenditures in the range of $95 million to $105 million

Initial full year 2024 Guidance:
•Consolidated EBITDA in the range of $330 million to $380 million
•Free cash flow generation to exceed that generated in 2023

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "Our third quarter 2023 results, improved as compared to the second quarter of 2023, were primarily due to increased activity and improved pricing in our Offshore Projects Group (OPG) and Subsea Robotics (SSR) segments. In addition, we saw improvements in our Aerospace and Defense Technologies (ADTech) operating results. These results contributed to our adjusted consolidated EBITDA of $84.1 million, which was at the upper end of our guided range and exceeded consensus estimates. For the full year of 2023, we forecast our adjusted EBITDA to be within the narrowed range of $275 million to $295 million and expect positive free cash flow to remain in our previously guided range of $90 million to $130 million.

"Consistent with our message over the last several quarters, we continue to see improvement in market conditions that support our expectation of generating consolidated EBITDA in 2024 in the range of $330 million to $380 million. At the respective midpoints of our 2023 and 2024 guidance, this represents a 25% year-over-year increase. In 2024, we also expect to generate positive free cash flow in excess of that generated in 2023."

Segment Results

Sequentially, SSR revenue and operating income in the third quarter of 2023 both increased, as expected, with lower ROV activity being offset by slight ROV pricing improvements and higher survey activity. SSR EBITDA margin of 31% improved over the 30% achieved in the second quarter of 2023.

Sequentially, third quarter 2023 ROV days on hire were 1% lower. Fleet utilization declined slightly to 69% for the quarter as compared to 70% during the second quarter. Fleet use during the quarter was 61% in drill support and 39% in vessel-based activity, the same as in the preceding quarter. Third quarter 2023 average ROV revenue per day on hire of $9,372 was 3% higher than the average ROV revenue per day on hire in the second quarter of 2023.

Manufactured Products third quarter 2023 sequential operating results and margin, respectively, declined to $8.2 million and 7%, on a 2% decrease in revenue. These declines were primarily due to changes in product mix. Order intake during the quarter was strong, with backlog on September 30, 2023 increasing to $556 million from June 30, 2023 backlog of $418 million. Book-to-bill ratio increased to 1.25 for the nine months ended September 30, 2023, and 1.41 for the trailing 12 months.

As expected, OPG saw strong seasonal demand and international activity during the third quarter of 2023, which resulted in higher operating income on a 15% increase in revenue as compared to the second quarter of 2023. OPG’s operating income margin of 18% improved over the second quarter of 2023, reflecting increased global demand for vessel-based services, changes in service mix, and the successful resolution of a commercial dispute.

Sequentially, Integrity Management and Digital Solutions (IMDS) third quarter 2023 operating income declined slightly on a 5% increase in revenue. Operating income margin of 5% declined from the 6% recorded for the second quarter of 2023. ADTech third quarter 2023 operating income increased significantly over the second quarter on a 6% increase in revenue. Operating income margin of 14% improved from the second quarter of 2023. At the corporate level, Unallocated Expenses of $42.2 million for the third quarter of 2023 were less than forecasted due to lower-than-expected accruals for performance-based incentive compensation.

Fourth Quarter and Full Year 2023 Outlook:

On a consolidated basis, Oceaneering forecasts fourth quarter 2023 EBITDA to decline on relatively flat revenue as compared to third quarter results. Sequential segment forecasts are for: relatively flat operating income on slightly lower revenue from SSR; higher revenue and significantly lower operating profitability from Manufactured Products; slightly lower revenue and significantly lower operating income from OPG; lower revenue and operating income from IMDS; and slightly lower revenue and lower operating income from ADTech. Oceaneering forecasts fourth quarter Unallocated Expenses to be in the low-$40 million range.

For the full year of 2023, Oceaneering expects to generate adjusted EBITDA within the narrowed range of $275 million to $295 million. Revised guidance range for organic capital expenditures is $95 million to $105 million and revised guidance range for cash income tax payments is $70 million to $75 million. Oceaneering's guidance for positive free cash flow generation remains in the range of $90 million to $130 million for the full year of 2023.

Initial 2024 Guidance:

For 2024, year over year, Oceaneering anticipates increased revenue and improved operating performance across each of its operating segments, led by gains from SSR and OPG. At this time, Oceaneering forecasts 2024 EBITDA to be in the range of $330 million to $380 million, driving meaningful levels of cash flow from operations. Oceaneering anticipates organic capital expenditures in 2024 to be flat to modestly higher than in 2023 as the company continues to focus on growth in its robotics platforms. Oceaneering also expects to generate positive free cash flow in excess of that generated in 2023. The company plans to provide more specific guidance on its expectations for 2024 in our fourth quarter 2023 earnings release and conference call.

Liquidity:

On September 20, 2023, the company initiated a series of transactions designed to address the maturity of its 2024 senior notes. Once the final transaction is completed in November 2023, Oceaneering will have significantly extended its debt maturity to February 2028 while maintaining substantial liquidity. Oceaneering's continuing commitment to managing its debt maturities, maintaining a strong balance sheet, and generating meaningful free cash flow supports its ability to fund future growth and shareholder return aspirations.

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: full-year 2023 guidance ranges for net income, consolidated adjusted EBITDA, free cash flow generation, and capital expenditures; fourth quarter 2023 sequential directional guidance for consolidated adjusted EBITDA and revenue, operating segment revenues, operating results and operating profitability, and guidance for Unallocated Expenses; expected full-year 2023 guidance ranges for adjusted EBITDA, organic capital expenditures, cash income tax payments, and free cash flow; full-year 2024 sequential activity and operating performance across each operating segment, led by SSR and OPG; full-year 2024 EBITDA range anticipated to drive cash flow from operations; anticipated sequential direction of 2024 organic capital expenditures; expected free cash flow guidance; anticipated plans to provide more specific guidance on its expectations for 2024 during the year-end reporting process; completion of 2024 senior notes transaction; funding future growth and shareholder return aspirations; and characterization of market fundamentals, conditions and dynamics, robotics platforms, offshore energy activity levels, pricing levels, day rates, average ROV revenue per day on hire, growth, bidding activity, outlook, performance, opportunities, results, and financials as increasing, favorable, positive, encouraging, improving, seasonal, strong, supportive, robust, meaningful, healthy, or significant (which is used herein to indicate a change of 20% or greater).

The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends, and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth and the supply and demand of offshore drilling rigs; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; the continuing effects of the COVID-19 pandemic and variants thereof, and the governmental, customer, supplier, and other responses thereto; cancellations of contracts, change orders and other contractual modifications, force majeure declarations and the exercise of contractual suspension rights and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in tax laws, regulations and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.
Oceaneering is a global technology company delivering engineered services and products and robotic solutions to the offshore energy, defense, aerospace, manufacturing, and entertainment industries.
For more information on Oceaneering, please visit www.oceaneering.com.
Contact:
Mark Peterson
Vice President, Corporate Development and Investor Relations
Oceaneering International, Inc.
713-329-4507
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Sep 30, 2023	Dec 31, 2022
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $556,427 and $568,745)				$1,458,590	$1,297,060
Net property and equipment				421,820	438,449
Other assets				432,039	296,174
Total Assets				$2,312,449	$2,031,683

LIABILITIES AND EQUITY
Current liabilities				$800,474	$568,414
Long-term debt				568,471	700,973
Other long-term liabilities				371,169	236,492
Equity				572,335	525,804
Total Liabilities and Equity				$2,312,449	$2,031,683

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2023	Sep 30, 2022	Jun 30, 2023	Sep 30, 2023	Sep 30, 2022
	(in thousands, except per share amounts)

Revenue	$635,180	$559,671	$597,910	$1,770,077	$1,529,861
Cost of services and products	520,483	463,917	496,830	1,476,735	1,312,586
Gross margin	114,697	95,754	101,080	293,342	217,275
Selling, general and administrative expense	56,768	48,879	51,881	159,464	148,589
Income (loss) from operations	57,929	46,875	49,199	133,878	68,686
Interest income	3,724	1,396	4,154	12,344	2,959
Interest expense	(9,802)	(9,552)	(9,517)	(28,602)	(28,614)
Equity in income (losses) of unconsolidated affiliates	498	496	479	1,616	1,108
Other income (expense), net	968	(1,222)	(5,846)	(4,800)	(195)
Income (loss) before income taxes	53,317	37,993	38,469	114,436	43,944
Provision (benefit) for income taxes	23,505	19,690	19,467	61,562	41,131
Net Income (Loss)	$29,812	$18,303	$19,002	$52,874	$2,813

Weighted average diluted shares outstanding	102,206	101,310	102,004	102,086	101,372
Diluted earnings (loss) per share	$0.29	$0.18	$0.19	$0.52	$0.03

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2023	Sep 30, 2022	Jun 30, 2023	Sep 30, 2023	Sep 30, 2022
	($ in thousands)
Subsea Robotics
Revenue	$197,343	$169,422	$186,512	$553,016	$454,534
Gross margin	$60,045	$47,552	$53,204	$157,880	$106,514
Operating income (loss)	$47,818	$37,069	$42,227	$123,699	$74,559
Operating income (loss) %	24%	22%	23%	22%	16%
ROV days available	23,000	23,000	22,750	68,250	68,250
ROV days utilized	15,932	15,408	16,032	46,192	41,881
ROV utilization	69%	67%	70%	68%	61%

Manufactured Products
Revenue	$122,877	$94,039	$124,882	$360,698	$282,187
Gross margin	$16,916	$12,170	$19,020	$55,690	$31,090
Operating income (loss)	$8,229	$4,282	$10,607	$30,116	$5,560
Operating income (loss) %	7%	5%	8%	8%	2%
Backlog at end of period	$556,000	$365,000	$418,000	$556,000	$365,000

Offshore Projects Group
Revenue	$150,273	$152,987	$130,547	$385,127	$366,841
Gross margin	$33,045	$27,647	$24,602	$70,671	$60,825
Operating income (loss)	$26,745	$20,310	$17,132	$49,391	$38,511
Operating income (loss) %	18%	13%	13%	13%	10%

Integrity Management & Digital Solutions
Revenue	$66,056	$58,465	$63,166	$189,305	$174,473
Gross margin	$9,961	$8,371	$10,264	$29,074	$26,792
Operating income (loss)	$3,242	$3,091	$3,844	$10,168	$10,035
Operating income (loss) %	5%	5%	6%	5%	6%

Aerospace and Defense Technologies
Revenue	$98,631	$84,758	$92,803	$281,931	$251,826
Gross margin	$20,295	$19,431	$17,675	$53,070	$52,045
Operating income (loss)	$14,140	$13,043	$11,357	$33,993	$33,848
Operating income (loss) %	14%	15%	12%	12%	13%

Unallocated Expenses
Gross margin	$(25,565)	$(19,417)	$(23,685)	$(73,043)	$(59,991)
Operating income (loss)	$(42,245)	$(30,920)	$(35,968)	$(113,489)	$(93,827)

Total
Revenue	$635,180	$559,671	$597,910	$1,770,077	$1,529,861
Gross margin	$114,697	$95,754	$101,080	$293,342	$217,275
Operating income (loss)	$57,929	$46,875	$49,199	$133,878	$68,686
Operating income (loss) %	9%	8%	8%	8%	4%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables below under the caption "Reconciliations of Non-GAAP to GAAP Financial Information" for financial measures that our management considers in evaluating our ongoing operations.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2023	Sep 30, 2022	Jun 30, 2023	Sep 30, 2023	Sep 30, 2022
	(in thousands)

Capital Expenditures, including Acquisitions	$25,945	$19,280	$22,428	$66,681	$55,094

Depreciation and Amortization:
Energy Services and Products
Subsea Robotics	$12,805	$16,013	$13,356	$41,101	$52,545
Manufactured Products	3,067	2,939	3,013	9,124	9,031
Offshore Projects Group	6,931	7,132	6,976	21,035	21,536
Integrity Management & Digital Solutions	909	1,695	939	2,706	3,759
Total Energy Services and Products	23,712	27,779	24,284	73,966	86,871
Aerospace and Defense Technologies	600	671	632	1,885	2,148
Unallocated Expenses	1,284	1,799	1,130	3,612	4,109
Total Depreciation and Amortization	$25,596	$30,249	$26,046	$79,463	$93,128

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under certain rules and regulations promulgated by the Securities and Exchange Commission). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2023 Adjusted EBITDA Estimates, and Free Cash Flow, as well as the following by segment: EBITDA, EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins and Free Cash Flow are widely used by investors for valuation purposes and for comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Sep 30, 2023		Sep 30, 2022		Jun 30, 2023
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$29,812	$0.29	$18,303	$0.18	$19,002	$0.19
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses	(944)		1,145		4,845
Total pre-tax adjustments	(944)		1,145		4,845

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	615		(174)		(2,387)
Discrete tax items:
Share-based compensation	—		—		(3)
Uncertain tax positions	13,076		1,813		4,312
Valuation allowances	9,353		452		(8,678)
Other	(13,430)		2,162		1,563
Total discrete tax adjustments	8,999		4,427		(2,806)
Total of adjustments	8,670		5,398		(348)
Adjusted Net Income (Loss)	$38,482	$0.38	$23,701	$0.23	$18,654	$0.18
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		102,206		101,310		102,004

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Nine Months Ended
	Sep 30, 2023		Sep 30, 2022
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$52,874	$0.52	$2,813	$0.03
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses	3,634		(189)
Total pre-tax adjustments	3,634		(189)

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(1,688)		58
Discrete tax items:
Share-based compensation	(1,370)		137
Uncertain tax positions	17,477		588
Valuation allowances	4,251		18,798
Other	(12,660)		2,529
Total discrete tax adjustments	7,698		22,052
Total of adjustments	9,644		21,921
Adjusted Net Income (Loss)	$62,518	$0.61	$24,734	$0.24
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		102,086		101,372

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2023	Sep 30, 2022	Jun 30, 2023	Sep 30, 2023	Sep 30, 2022
	($ in thousands)

Net income (loss)	$29,812	$18,303	$19,002	$52,874	$2,813
Depreciation and amortization	25,596	30,249	26,046	79,463	93,128
Subtotal	55,408	48,552	45,048	132,337	95,941
Interest expense, net of interest income	6,078	8,156	5,363	16,258	25,655
Amortization included in interest expense	51	39	37	114	73
Provision (benefit) for income taxes	23,505	19,690	19,467	61,562	41,131
EBITDA	85,042	76,437	69,915	210,271	162,800
Adjustments for the effects of:
Foreign currency (gains) losses	(944)	1,145	4,845	3,634	(189)
Total of adjustments	(944)	1,145	4,845	3,634	(189)
Adjusted EBITDA	$84,098	$77,582	$74,760	$213,905	$162,611

Revenue	$635,180	$559,671	$597,910	$1,770,077	$1,529,861

EBITDA margin %	13%	14%	12%	12%	11%
Adjusted EBITDA margin %	13%	14%	13%	12%	11%

Free Cash Flow

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2023	Sep 30, 2022	Jun 30, 2023	Sep 30, 2023	Sep 30, 2022
	(in thousands)
Net Income (loss)	$29,812	$18,303	$19,002	$52,874	$2,813
Non-cash adjustments:
Depreciation and amortization	25,596	30,249	26,046	79,463	93,128
Other non-cash	6,381	4,171	2,923	9,116	5,551
Other increases (decreases) in cash from operating activities	17,819	33,176	(27,520)	(84,313)	(140,075)
Cash flow provided by (used in) operating activities	79,608	85,899	20,451	57,140	(38,583)
Purchases of property and equipment	(25,945)	(19,280)	(22,428)	(66,681)	(55,094)
Free Cash Flow	$53,663	$66,619	$(1,977)	$(9,541)	$(93,677)

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

2023 Adjusted EBITDA Estimates

	For the Year Ending
	December 31, 2023
	Low	High
	(in thousands)
Income (loss) before income taxes	$150,000	$160,000
Depreciation and amortization	105,000	115,000
Subtotal	255,000	275,000
Interest expense, net of interest income	20,000	20,000
Adjusted EBITDA	$275,000	$295,000

2023 Free Cash Flow Estimate

	For the Year Ending
	December 31, 2023
	Low	High
	(in thousands)
Net income (loss)	$75,000	$90,000
Depreciation and amortization	105,000	115,000
Other increases (decreases) in cash from operating activities	5,000	30,000
Cash flow provided by (used in) operating activities	185,000	235,000
Purchases of property and equipment	(95,000)	(105,000)
Free Cash Flow	$90,000	$130,000

2024 Adjusted EBITDA Estimates

	For the Year Ending
	December 31, 2024
	Low	High
	(in thousands)
Income (loss) before income taxes	$215,000	$245,000
Depreciation and amortization	105,000	120,000
Subtotal	320,000	365,000
Interest expense, net of interest income	10,000	15,000
Adjusted EBITDA	$330,000	$380,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2023
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$47,818	$8,229	$26,745	$3,242	$14,140	$(42,245)	$57,929
Adjustments for the effects of:
Depreciation and amortization	12,805	3,067	6,931	909	600	1,284	25,596
Other pre-tax	—	—	—	—	—	1,517	1,517
EBITDA	60,623	11,296	33,676	4,151	14,740	(39,444)	85,042
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(944)	(944)
Total of adjustments	—	—	—	—	—	(944)	(944)
Adjusted EBITDA	$60,623	$11,296	$33,676	$4,151	$14,740	$(40,388)	$84,098

Revenue	$197,343	$122,877	$150,273	$66,056	$98,631		$635,180
Operating income (loss) % as reported in accordance with GAAP	24%	7%	18%	5%	14%		9%
EBITDA Margin	31%	9%	22%	6%	15%		13%
Adjusted EBITDA Margin	31%	9%	22%	6%	15%		13%

	For the Three Months Ended September 30, 2022
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$37,069	$4,282	$20,310	$3,091	$13,043	$(30,920)	$46,875
Adjustments for the effects of:
Depreciation and amortization	16,013	2,939	7,132	1,695	671	1,799	30,249
Other pre-tax	—	—	—	—	—	(687)	(687)
EBITDA	53,082	7,221	27,442	4,786	13,714	(29,808)	76,437
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	1,145	1,145
Total of adjustments	—	—	—	—	—	1,145	1,145
Adjusted EBITDA	$53,082	$7,221	$27,442	$4,786	$13,714	$(28,663)	$77,582

Revenue	$169,422	$94,039	$152,987	$58,465	$84,758		$559,671
Operating income (loss) % as reported in accordance with GAAP	22%	5%	13%	5%	15%		8%
EBITDA Margin	31%	8%	18%	8%	16%		14%
Adjusted EBITDA Margin	31%	8%	18%	8%	16%		14%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2023
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$42,227	$10,607	$17,132	$3,844	$11,357	$(35,968)	$49,199
Adjustments for the effects of:
Depreciation and amortization	13,356	3,013	6,976	939	632	1,130	26,046
Other pre-tax	—	—	—	—	—	(5,330)	(5,330)
EBITDA	55,583	13,620	24,108	4,783	11,989	(40,168)	69,915
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	4,845	4,845
Total of adjustments	—	—	—	—	—	4,845	4,845
Adjusted EBITDA	$55,583	$13,620	$24,108	$4,783	$11,989	$(35,323)	$74,760

Revenue	$186,512	$124,882	$130,547	$63,166	$92,803		$597,910
Operating income (loss) % as reported in accordance with GAAP	23%	8%	13%	6%	12%		8%
EBITDA Margin	30%	11%	18%	8%	13%		12%
Adjusted EBITDA Margin	30%	11%	18%	8%	13%		13%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Nine Months Ended September 30, 2023
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$123,699	$30,116	$49,391	$10,168	$33,993	$(113,489)	$133,878
Adjustments for the effects of:
Depreciation and amortization	41,101	9,124	21,035	2,706	1,885	3,612	79,463
Other pre-tax	—	—	—	—	—	(3,070)	(3,070)
EBITDA	164,800	39,240	70,426	12,874	35,878	(112,947)	210,271
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	3,634	3,634
Total of adjustments	—	—	—	—	—	3,634	3,634
Adjusted EBITDA	$164,800	$39,240	$70,426	$12,874	$35,878	$(109,313)	$213,905

Revenue	$553,016	$360,698	$385,127	$189,305	$281,931		$1,770,077
Operating income (loss) % as reported in accordance with GAAP	22%	8%	13%	5%	12%		8%
EBITDA Margin	30%	11%	18%	7%	13%		12%
Adjusted EBITDA Margin	30%	11%	18%	7%	13%		12%

	For the Nine Months Ended September 30, 2022
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$74,559	$5,560	$38,511	$10,035	$33,848	$(93,827)	$68,686
Adjustments for the effects of:
Depreciation and amortization	52,545	9,031	21,536	3,759	2,148	4,109	93,128
Other pre-tax	—	—	—	—	—	986	986
EBITDA	127,104	14,591	60,047	13,794	35,996	(88,732)	162,800
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(189)	(189)
Total of adjustments	—	—	—	—	—	(189)	(189)
Adjusted EBITDA	$127,104	$14,591	$60,047	$13,794	$35,996	$(88,921)	$162,611

Revenue	$454,534	$282,187	$366,841	$174,473	$251,826		$1,529,861
Operating income (loss) % as reported in accordance with GAAP	16%	2%	10%	6%	13%		4%
EBITDA Margin	28%	5%	16%	8%	14%		11%
Adjusted EBITDA Margin	28%	5%	16%	8%	14%		11%